Exhibit 1.1

DIGITAL REALTY TRUST, INC.

Amendment No. 1 to ATM Equity OfferingSM Sales Agreement

March 16, 2023

BofA Securities, Inc. One Bryant Park New York, New York 10036	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

BMO Capital Markets Corp. 151 West 42nd Street, 32nd Floor New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	MUFG Securities Americas Inc. 1221 Avenue of the Americas New York, New York 10020

BTIG, LLC 600 Montgomery Street San Francisco, California 94111	Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716

Capital One Securities, Inc. 201 St. Charles Avenue, Suite 1830 New Orleans, Louisiana 70170	RBC Capital Markets, LLC 200 Vesey Street 3 World Financial Center New York, New York 10281

Citigroup Global Markets Inc. 390 Greenwich Street New York, New York 10013	Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010	TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

Deutsche Bank Securities Inc. One Columbus Circle New York, New York 10019	Truist Securities, Inc. 3333 Peachtree Road Atlanta, Georgia 30326

ING Financial Markets LLC 1133 Avenue of the Americas New York, New York 10036	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

Jefferies LLC 520 Madison Avenue New York, New York 10022

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114

As Agents and Forward Sellers

Bank of America, N.A. One Bryant Park New York, New York 10036	Mizuho Markets Americas LLC 1271 Avenue of the Americas New York, New York 10020

Barclays Bank PLC c/o Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M4W 1A5 Canada	MUFG Securities EMEA plc c/o MUFG Securities Americas Inc. 1221 Avenue of the Americas New York, New York 10020

Citibank, N.A. c/o Citigroup Global Markets Inc. 390 Greenwich Street New York, New York 10013	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street 3 World Financial Center New York, New York 10281

Credit Suisse Capital LLC c/o Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010	The Bank of Nova Scotia c/o Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281

Deutsche Bank AG, London Branch c/o Deutsche Bank Securities Inc. One Columbus Circle New York, New York 10019	The Toronto-Dominion Bank c/o TD Securities (USA) LLC, as Agent 1 Vanderbilt Avenue New York, NY 10017

Jefferies LLC 520 Madison Avanue New York, NY 10022	Truist Bank 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

JPMorgan Chase Bank, National Association, New York Branch 383 Madison Avenue New York, New York 10179	Wells Fargo Bank, National Association c/o Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114

As Forward Purchasers

Ladies and Gentlemen:

Reference is made to the ATM Equity OfferingSM Sales Agreement dated April 1, 2022 (the “Agreement”) by and among Digital Realty Trust, Inc., a Maryland corporation (the “Company”), Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), and (i) BofA Securities, Inc., BMO Capital Markets Corp., Barclays Capital Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., ING Financial Markets LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as sales agent, forward seller and/or principal (in any such capacity, each, an “Agent,” and collectively, the “Agents”) and (ii) Bank of America, N.A., Bank of Montreal, Barclays Bank PLC, Citigroup Global Markets Inc. (in its capacity as an agent and affiliate of Citibank, N.A.), Credit Suisse Capital LLC, Deutsche Bank AG, London Branch, Jefferies LLC, JPMorgan Chase Bank, National Association, New York Branch, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, The Bank of Nova Scotia, The Toronto-Dominion Bank, Royal Bank of Canada, Truist Bank and Wells Fargo Bank, National Association (in such capacity, each, a “Forward Purchaser,” and collectively, the “Forward Purchasers”), pursuant to which the Company may (A) issue, offer and sell Shares from time to time to or through any Agent, acting as sales agent on behalf of the Company and/or acting as principal, and (B) instruct any Agent, acting as forward seller, to offer and sell Shares borrowed by the applicable Forward Purchaser, in each case, on the terms and subject to the conditions set forth in the Agreement, any Confirmation and any Terms Agreement, as applicable.

The parties wish to amend the Agreement through this Amendment No. 1 to ATM Equity OfferingSM Sales Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

1. Definitions. Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

2. Representation and Warranty. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Agent and Forward Purchaser that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership.

3. Amendment of the Agreement. The parties agree, from and after the Effective Date, that:

(a) On and after the Effective Date, the references to “Registration Statement” shall refer to the “automatic shelf registration statement” on Form S-3 (File No. 333-270596) filed by the Company with the Commission on March 16, 2023, that became effective upon such filing in accordance with Rule 462(e) of the 1933 Act Regulations, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations.

(b) On and after the Effective Date, the references to: (i) “Base Prospectus” shall refer to the base prospectus dated March 16, 2023 filed as part of the Registration Statement, in the form first furnished by the Company to the Agents for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the Applicable Time; (ii) “Prospectus Supplement” shall refer to the most recent prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in the form first furnished by the Company to the Agents for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the Applicable Time; and (iii) “Prospectus” shall refer to the Base Prospectus and the Prospectus Supplement.

(c) The last sentence of Section 1(ii) is hereby amended and restated in its entirety to read as follows:

“There is no franchise, contract or other document of a character required to be described or incorporated by reference in the General Disclosure Package, the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference (A) in the General Disclosure Package and the Prospectus under the heading “Plan of Distribution,” and (B) in the Base Prospectus under the headings “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Debt Securities and Related Guarantees,” “Restrictions on Ownership and Transfer,” “Description of the Partnership Agreement of Digital Realty Trust, L.P.,” “Material Provisions of Maryland Law and of the Charter and Bylaws of Digital Realty Trust, Inc.,” “United States Federal Income Tax Considerations,” and “Plan of Distribution,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.”

(d) References to Agreement. All references to the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Base Prospectus,” “Prospectus Supplement” and “Prospectus,” contained in the Agreement.

4. Applicable Law. This Amendment and any claim, controversy or dispute arising under or related to this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law provisions.

5. Entire Agreement. This Amendment and the Agreement as further amended hereby contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as set forth in this Amendment or as further amended hereby, all of the terms of the Agreement shall remain in full force and effect and are hereby confirmed in all respects.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Agents and the Forward Purchasers, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership, the Agents and the Forward Purchasers.

Very truly yours,

DIGITAL REALTY TRUST, INC.

By:	/s/ Matthew R. Mercier
Name: Matthew R. Mercier
Title: Chief Financial Officer

DIGITAL REALTY TRUST, L.P.

By:	Digital Realty Trust, Inc., its General Partner

	By:	/s/ Matthew R. Mercier
Name: Matthew R. Mercier
Title: Chief Financial Officer

Accepted as of the date hereof:

BOFA SECURITIES, INC.

By:	/s/ Chris Djoganopoulos
Name: Chris Djoganopoulos
Title: Managing Director

BMO CAPITAL MARKETS CORP.

By:	/s/ Matthew Coley
Name: Matthew Coley
Title: Associate Director, Payment & Securities Operations

BARCLAYS CAPITAL INC.

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

BTIG, LLC

By:	/s/ Stephen Ortiz
Name: Stephen Ortiz
Title: Managing Director

CAPITAL ONE SECURITIES, INC.

By:	/s/ Gregory T. Horstmen
Name: Gregory T. Horstmen
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kase Lawal
Name: Kase Lawal
Title: Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ William Raincsuk, Jr.
Name: William Raincsuk, Jr.
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Daniel Byun
Name: Daniel Byun
Title: Director

By:	/s/ Kristen Pugno
Name: Kristen Pugno
Title: Director

ING FINANCIAL MARKETS LLC

By:	/s/ Tim Casady
Name: Tim Casady
Title: Director

By:	/s/ Kevin Riordan
Name: Kevin Riordan
Title: Director

JEFFERIES LLC

By:	/s/ Tim Roepke
Name: Tim Roepke
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Mark Barath
Name: Mark Barath
Title: Director, Equity Capital Markets

MIZUHO SECURITIES USA LLC

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Namrta Bhurjee
Name: Namrta Bhurjee
Title: Vice President

MUFG SECURITIES AMERICAS INC.

By:	/s/ Dev Gandhi
Name: Dev Gandhi
Title: Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Brad Butcher
Name: Brad Butcher
Title: Co-Head of Real Estate Investment Banking

RBC CAPITAL MARKETS, LLC

By:	/s/ Chip Wadsworth
Name: Chip Wadsworth
Title: Managing Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

TRUIST SECURITIES, INC.

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

TD SECURITIES (USA) LLC

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Accepted as of the date hereof:

BANK OF AMERICA, N.A.

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

BANK OF MONTREAL

By:	/s/ Pashmin Sethi
Name: Pashmin Sethi
Title: Manager

BARCLAYS BANK PLC

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

CITIBANK, N.A.

By:	/s/ James Heathcote
Name: James Healthcote
Title: Authorized Signatory

CREDIT SUISSE CAPITAL LLC

By:	/s/ William L. Raincsuk, Jr.
Name: William L. Raincsuk, Jr.
Title: Managing Director

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Managing Director

By:	/s/ Daniel Byun
Name: Daniel Byun
Title: Director

JEFFERIES LLC

By:	/s/ Tim Roepke
Name: Tim Roepke
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, NEW YORK BRANCH

By:	/s/ Brett Chalmers
	Name:	Brett Chalmers
	Title:	Executive Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Mark Barath
	Name:	Mark Barath
	Title:	Director, Equity Capital Markets

MIZUHO MARKETS AMERICAS LLC

By:	/s/ Adam Hopkins
	Name:	Adam Hopkins
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Namrta Bhurjee
	Name:	Namrta Bhurjee
	Title:	Vice President

MUFG SECURITIES EMEA PLC

By:	/s/ Catherine Lucas
	Name:	Catherine Lucas
	Title:	Authorised Signatory

THE BANK OF NOVA SCOTIA

By:	/s/ Michael Curran
	Name:	Michael Curran
	Title:	Managing Director

THE TORONTO-DOMINION BANK

By:	/s/ Vanessa Simonetti
	Name:	Vanessa Simonetti
	Title:	Managing Director

ROYAL BANK OF CANADA

By:	/s/ Brian Ward
	Name:	Brian Ward
	Title:	Managing Director

TRUIST BANK

By:	/s/ Michael Collins
	Name:	Michael Collins
	Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director